Contact:	Marissa Vidaurri
Investor Relations
(512) 683-6873

National Instruments Reports Q4 2016 Revenue of $329 Million
Company Guides to 4.5% Year-Over-Year Revenue Growth in Q1 at Midpoint of Guidance

Q4 2016 Highlights
•	Revenue of $329 million, down 2 percent year over year with core revenue up 3 percent year over year
•	GAAP gross margin of 75 percent, up 80 basis points year over year
•	Non-GAAP gross margin of 76 percent, up 60 basis points year over year
•	Fully diluted GAAP EPS of $0.26 and fully diluted non-GAAP EPS of $0.34
•	Currency volatility in Q4 that resulted in a $3.2 million loss on foreign exchange or $0.02 loss on EPS
•	GAAP net income of $34 million
~~•~~	EBITDA of $65 million
•	Cash and short-term investments of $358 million as of Dec. 31, 2016

AUSTIN, Texas – Jan. 26, 2017 – National Instruments (Nasdaq: NATI) today announced Q4 2016 revenue of $329 million, down 2 percent year over year with core revenue up 3 percent year over year. The company's definition of core revenue is GAAP revenue excluding the impact of NI's largest customer and the impact of foreign currency exchange. A reconciliation of GAAP revenue to core revenue is included with this news release.

In Q4 2016, the impact of foreign currency exchange reduced our year-over-year order growth by 2 percent. NI received $2 million in orders from its largest customer compared with $9 million in orders from this customer in Q4 2015. Excluding NI's largest customer, the company's total order growth was up 2 percent year over year for the quarter; orders under $20,000 were down 2 percent year over year; orders between $20,000 and $100,000 were up 4 percent year over year; and orders above $100,000 were up 8 percent year over year.

GAAP net income for Q4 was $34 million, with fully diluted earnings per share (EPS) of $0.26, and non-GAAP net income was $44 million, with non-GAAP fully diluted EPS of $0.34. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $65 million.

In Q4, GAAP gross margin was 74.8 percent and non-GAAP gross margin was 75.8 percent. Total GAAP operating expenses were $197 million, down 1 percent year over year. Total non-GAAP operating expenses were flat year over year at $190 million. GAAP operating margin was 15 percent in Q4, with GAAP operating income of $49 million. Non-GAAP operating margin was 18 percent in Q4, with non-GAAP operating income of $60 million.

"As I start in my new role as CEO, I am committed to our vision and to strengthening our relationships with our customers," said Alex Davern, NI president and CEO. "Looking to 2017, my top priorities will be growing revenue, leveraging our investments in our platform and people, and improving our operating margins."

John Roiko, NI interim CFO, said, "While we were disappointed that we missed the midpoint of our revenue guidance in Q4, we did deliver three percent core revenue growth, maintained our strong gross margins, and kept our non-GAAP operating expenses and EPS flat year-over-year. With an increased focus on growing revenue and improving our operating margin, we are budgeting for a headcount reduction in 2017 for the first time since 2014."

Geographic revenue in U.S. dollar terms for Q4 2016 compared with Q4 2015 was up 2 percent in the Americas, up 1 percent in APAC, and down 7 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 2 percent in the Americas, up 1 percent in APAC, and relatively flat in EMEIA. Historical revenue from these three regions can be found on NI's investor website at www.ni.com/nati.

As of Dec. 31, 2016, NI had $358 million in cash and short-term investments. During the quarter, NI paid $26 million in dividends. The NI Board of Directors approved a 5 percent increase to the quarterly dividend to $0.21 per share payable on Mar. 6, 2017, to stockholders of record on Feb. 13, 2017.

The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, acquisition-related fair value adjustments, and restructuring charges. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

FY 2016 Highlights
•	Revenue of $1.23 billion,
•	Core revenue up 3 percent year over year
•	Fully diluted GAAP EPS of $0.68
•	Non-GAAP fully diluted EPS of $0.97
•	GAAP net income of $87 million
~~•~~	EBITDA of $188 million
•	Dividends paid of $103 million, or $0.80 per share

Guidance for Q1 2017
NI currently expects Q1 revenue to be in the range of $285 million to $315 million, up 4.5 percent year-over-year at the midpoint. Based on current exchange rates, the company expects that the impact of the strengthening U.S. dollar will reduce the company's year-over-year dollar revenue growth rate by approximately 1 percent in Q1. For 2017, NI estimates its non-GAAP effective tax rate to be approximately 21 percent. The company currently expects that GAAP fully diluted EPS will be in the range of $0.05 to $0.19 for Q1, with non-GAAP fully diluted EPS expected to be in the range of $0.11 to $0.25.
Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its year-over- year change in core revenue, gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and twelve-month periods ending Dec. 31, 2016 and 2015, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and expected effective tax rate. The company not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available.
When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, acquisition-related fair value adjustments, and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.
This news release discloses the company's EBITDA for the three- and twelve- month periods ending Dec. 31, 2016 and 2015. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release. This news release also discloses the year over year change in the company's core revenue for the three- month and 12-month periods ending Dec. 31, 2016.  The company believes that including its core revenue assists investors in assessing the company's operational performance. A reconciliation of GAAP revenue to core revenue is included with this news release.
Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q4 2016 earnings conference call with NI management today, Jan. 26, at 4:00 p.m. CT at www.ni.com/call. Replay information is available by calling (855) 859-2361, confirmation code 42870302, shortly after the call through Jan. 29 at 11:00 p.m. CT or by visiting the company's website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding being committed to our vision and to strengthening our relationships with our customers, top priorities will be growing revenue, leveraging our investments in our platform and people, and improving our operating margins, being encouraged by growth in bookings, increased focus on growing revenue and improving our operating margin, budgeting for a headcount reduction in 2017, expecting Q1 revenue to be in the range of $285 million to $315 million, up 4.5 percent year over year at the midpoint, that the impact of the strengthening of the U.S. dollar will reduce the company's year-over-year dollar revenue growth rate by approximately 1 percent in Q1, expecting non-GAAP effective tax rate to be approximately 21 percent for 2017, and our guidance for GAAP fully diluted EPS and non-GAAP fully diluted EPS for Q1.  These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's largest customer, component shortages, delays in the release of new products, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2015, its Form 10-Q for the quarter ended Sept. 30, 2016; and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world's greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI's integrated hardware and software platform to improve the world we live in. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$285,283	$251,129
Short-term investments	73,117	81,789
Accounts receivable, net	228,686	216,244
Inventories, net	193,608	185,197
Prepaid expenses and other current assets	54,056	65,381
Total current assets	834,750	799,740

Property and equipment, net	260,456	257,853
Goodwill	253,197	257,718
Intangible assets, net	108,663	108,196
Other long-term assets	39,601	30,349
Total assets	$1,496,667	$1,453,856

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$48,800	$50,970
Accrued compensation	27,743	27,956
Deferred revenue - current	115,577	112,283
Accrued expenses and other liabilities	32,289	11,756
Other taxes payable	34,958	37,250
Total current liabilities	259,367	240,215

Long-term debt	25,000	37,000
Deferred income taxes	41,733	44,673
Liability for uncertain tax positions	11,719	11,974
Deferred revenue - long-term	29,752	27,708
Other long-term liabilities	10,413	10,565
Total liabilities	377,984	372,135

Stockholders' equity:
Preferred stock	-	-
Common stock	1,292	1,275
Additional paid-in capital	771,346	717,705
Retained earnings	380,883	400,831
Accumulated other comprehensive loss	(34,838)	(38,090)
Total stockholders' equity	1,118,683	1,081,721
Total liabilities and stockholders' equity	$1,496,667	$1,453,856

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net sales:
Product	$300,218	$306,350	$1,116,703	$1,113,590
Software maintenance	28,314	27,989	111,476	111,866
Total net sales	328,532	334,339	1,228,179	1,225,456

Cost of sales:
Product	81,468	85,575	306,730	311,226
Software maintenance	1,264	1,200	6,391	5,730
Total cost of sales	82,732	86,775	313,121	316,956

Gross profit	245,800	247,564	915,058	908,500
	74.8%	74.0%	74.5%	74.1%
Operating expenses:
Sales and marketing	115,006	116,348	461,236	452,262
Research and development	57,461	56,670	235,706	225,131
General and administrative	24,082	24,544	98,390	93,935
Total operating expenses	196,549	197,562	795,332	771,328

Operating income	49,251	50,002	119,726	137,172

Other income (expense):
Interest income	335	314	1,122	1,403
Net foreign exchange loss	(3,162)	(5,110)	(4,632)	(7,075)
Other income (expense), net	471	(1,014)	(1,581)	(221)

Income before income taxes	46,895	44,192	114,635	131,279

Provision for income taxes	13,065	12,058	27,220	36,017

Net income	$33,830	$32,134	$87,415	$95,262

Basic earnings per share	$0.26	$0.25	$0.68	$0.74
Diluted earnings per share	$0.26	$0.25	$0.68	$0.74

Weighted average shares outstanding -
basic	129,108	127,341	128,453	127,997
diluted	129,503	127,798	129,008	128,668

Dividends declared per share	$0.20	$0.19	$0.80	$0.76

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Years Ended December 31,
	2016	2015

Cash flow from operating activities:
Net income	$87,415	$95,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,390	73,329
Stock-based compensation	25,832	25,489
Tax expense/(benefit) expense from deferred income taxes	(22,751)	11,019
Tax benefit from stock option plans	(442)	(967)
Acquisition-related fair value adjustments	1,585	-
Net change in operating assets and liabilities	30,811	(41,495)
Net cash provided by operating activities	195,840	162,637

Cash flow from investing activities:
Capital expenditures	(44,425)	(33,987)
Capitalization of internally developed software	(31,859)	(31,356)
Additions to other intangibles	(2,342)	(2,811)
Acquisitions, net of cash received	(549)	(125,612)
Purchases of short-term investments	(39,097)	(36,063)
Sales and maturities of short-term investments	47,769	151,437
Net cash used by investing activities	(70,503)	(78,392)

Cash flow from financing activities:
Proceeds from revolving line of credit	15,000	54,000
Principal payments on revolving line of credit	(27,000)	(17,000)
Proceeds from issuance of common stock	28,907	27,785
Repurchase of common stock	(5,635)	(75,255)
Dividends paid	(102,897)	(97,643)
Tax benefit from stock option plans	442	967
Net cash used by financing activities	(91,183)	(107,146)

Net change in cash and cash equivalents	34,154	(22,901)
Cash and cash equivalents at beginning of year	251,129	274,030
Cash and cash equivalents at end of year	$285,283	$251,129

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition intangibles, acquisition related transaction costs, restructuring charges, foreign exchange loss on acquisitions, taxes levied on the transfer of acquired intellectual property, and acquisition-related fair value adjustments that were recorded in the line items indicated below (unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,

	2016	2015	2016	2015
Stock-based compensation
Cost of sales	$568	$509	$2,210	$1,936
Sales and marketing	2,636	2,701	11,057	11,003
Research and development	2,131	2,240	8,876	9,004
General and administrative	859	888	3,623	3,544
Provision for income taxes	(1,125)	(1,870)	(7,322)	(7,289)
Total	$5,069	$4,468	$18,444	$18,198

Amortization of acquisition intangibles
Cost of sales	$1,725	$3,080	$9,346	$10,938
Sales and marketing	497	740	2,638	2,039
Research and development	273	316	1,088	1,299
Other income, net	-	93	-	542
Provision for income taxes	855	(1,398)	2,162	(4,867)
Total	$3,350	$2,831	$15,234	$9,951

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$74	$296	$327	$1,269
Sales and marketing	42	123	183	123
Research and development	170	198	818	198
General and administrative	50	593	367	1,035
Foreign exchange loss [1]	-	3,111	94	3,111
Other income (loss), net[2]	-	1,000	2,475	1,000
Provision for income taxes	(94)	(1,453)	(1,452)	(1,843)
Total	$242	$3,868	$2,812	$4,893
(1) Foreign exchange losses on acquisitions were $94 and $3,111 for the years ended December 31, 2016 and 2015, respectively
(2) Taxes levied on the transfer of acquired intellectual property were $2,475 and $0 for the years ended December 31, 2016 and 2015, respectively. Impairment charges recognized on a cost-method investment were $0 and $1,000 for the years ended December 31, 2016 and December 31, 2015 respectively.

Acquisition-related fair value adjustments
Net sales[1]	$904	$-	$904	$-
Cost of sales[1]	681	-	681	-
Provision for income taxes	(567)	-	(567)	-
Total	$1,018	$-	$1,018	$-
(1) Acquisition-related fair value adjustments includes effects of our finalization of the business combination accounting for our Micropross acquisition including reduction in revenue and increase in cost of sales due to the respective write-down of acquired deferred revenue and step-up of acquired inventory

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$328,532	$334,339	$1,228,179	$1,225,456
Acquisition-related fair value adjustments	904	-	904	-
Non-GAAP net sales	$329,436	$334,339	$1,229,083	$1,225,456

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$245,800	$247,564	$915,058	$908,500
Stock-based compensation	568	509	2,210	1,936
Amortization of acquisition intangibles	1,725	3,080	9,346	10,938
Acquisition transaction costs and restructuring charges	74	296	327	1,269
Acquisition-related fair value adjustments	1,585	-	1,585	-
Non-GAAP gross profit	$249,752	$251,449	$928,526	$922,643
Non-GAAP gross margin	75.8%	75.2%	75.5%	75.3%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$196,549	$197,562	$795,332	$771,328
Stock-based compensation	(5,626)	(5,829)	(23,556)	(23,551)
Amortization of acquisition intangibles	(770)	(1,056)	(3,726)	(3,338)
Acquisition transaction costs and restructuring charges	(262)	(914)	(1,368)	(1,356)
Non-GAAP operating expenses	$189,891	$189,763	$766,682	$743,083

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$49,251	$50,002	$119,726	$137,172
Stock-based compensation	6,194	6,338	25,766	25,487
Amortization of acquisition intangibles	2,495	4,136	13,072	14,276
Acquisition transaction costs and restructuring charges	336	1,210	1,695	2,625
Acquisition-related fair value adjustments	1,585	-	1,585	-
Non-GAAP operating income	$59,861	$61,686	$161,844	$179,560
Non-GAAP operating margin	18.2%	18.5%	13.2%	14.7

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$46,895	$44,192	$114,635	$131,279
Stock-based compensation	6,194	6,338	25,766	25,487
Amortization of acquisition intangibles	2,495	4,229	13,072	14,818
Acquisition transaction costs and restructuring charges	336	5,321	1,695	6,736
Acquisition-related fair value adjustments	1,585	-	1,585	-
Foreign exchange loss on acquisitions	-	-	94	-
Taxes levied on transfer of acquired intellectual property	-	-	2,475	-
Non-GAAP income before income taxes	$57,505	$60,080	$159,322	$178,320

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$13,065	$12,058	$27,220	$36,017
Stock-based compensation	1,125	1,870	7,322	7,289
Amortization of acquisition intangibles	(855)	1,398	(2,162)	4,867
Acquisition transaction costs, restructuring charges, and other	94	1,453	1,452	1,843
Acquisition-related fair value adjustments	567	-	567	-
Non-GAAP provision for income taxes	$13,996	$16,779	$34,399	$50,016

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS (in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income, as reported	$33,830	$32,134	$87,415	$95,262
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	5,069	4,468	18,444	18,198
Amortization of acquisition intangibles, net of tax effect	3,350	2,831	15,234	9,951
Acquisition transaction costs, restructuring, and other, net of tax effect	242	3,868	2,812	4,893
Acquisition-related fair value adjustments, net of tax effect	1,018	-	1,018	-
Non-GAAP net income	$43,509	$43,301	$124,923	$128,304

Basic EPS, as reported	$0.26	$0.25	$0.68	$0.74
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.14	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.02	0.12	0.08
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.00	0.03	0.02	0.04
Impact of acquisition-related fair value adjustments, net of tax effect	0.01	-	0.01	-
Non-GAAP basic EPS	$0.34	$0.34	$0.97	$1.00

Diluted EPS, as reported	$0.26	$0.25	$0.68	$0.74
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	$0.04	$0.04	0.14	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.02	0.12	0.08
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.00	0.03	0.02	0.04
Impact of acquisition-related fair value adjustments, net of tax effect	0.01	-	0.01	-
Non-GAAP diluted EPS	$0.34	$0.34	$0.97	$1.00

Weighted average shares outstanding -
Basic	129,108	127,341	128,453	127,997
Diluted	129,503	127,798	129,008	128,668

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income, as reported	$33,830	$32,134	$87,415	$95,262
Adjustments to reconcile net income to EBITDA:
Interest income, net	(155)	(167)	(349)	(1,099)
Tax expense	13,065	12,058	27,220	36,016
Depreciation and amortization	18,226	18,933	73,390	73,329
EBITDA	$64,966	$62,958	$187,676	$203,508
Weighted average shares outstanding - Diluted	129,503	127,798	129,008	128,668

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	March 31, 2017

	Low	High
GAAP Fully Diluted EPS, guidance	$0.05	$0.19
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02
Non-GAAP diluted EPS, guidance	$0.11	$0.25

National Instruments
Reconciliation of GAAP Revenue Growth to Core Revenue Growth
(unaudited)

Three Months Ended,
December 31,
2016
YoY GAAP revenue growth, as reported	$-2.0%
Effect of excluding our current largest customer	2.0%
YoY GAAP revenue growth, excluding our largest customer	0.0%
Effect of excluding the impact of foreign currency exchange	3.0%
YoY Core revenue growth	$3.0%

Year Ended,
December 31,
2016
YoY GAAP revenue growth, as reported	$0.0%
Effect of excluding our current largest customer	0.0%
YoY GAAP revenue growth, excluding our largest customer	0.0%
Effect of excluding the impact of foreign currency exchange	3.0%
YoY Core revenue growth	$3.0%

National Instruments
Reconciliation of GAAP Revenue Growth Guidance to Core Revenue Growth Guidance
(unaudited)

Three Months Ended
March 31,
2017
Estimated YoY GAAP revenue growth, as reported	$5.0%
Estimated effect of excluding our current largest customer	2.0%
Estimated YoY GAAP revenue growth, excluding our largest customer	7.0%
Estimated effect of excluding the impact of foreign currency exchange	1.0%
Estimated YoY Core revenue growth	$8.0%